As filed with the Securities and Exchange Commission on December 21, 1999
                                           Registration No: 333-_________
=========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C. 20549
                         -----------------------

                                FORM S-8

                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                       ---------------------------

                           UNOCAL CORPORATION
           (Exact name of registrant specified in its charter)

                 Delaware                       95-3825062
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)       Identification No.)

     2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
      (Address, including zip code, of Principal Executive Offices)

                           UNOCAL SAVINGS PLAN
                        (Full title of the plan)

                         DENNIS P.R. CODON, ESQ.
         VICE PRESIDENT, CHIEF LEGAL OFFICER AND GENERAL COUNSEL
                    2141 Rosecrans Avenue, Suite 4000
                      El Segundo, California 90245
                             (310) 726-7651
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)
                       ---------------------------

                     CALCULATION OF REGISTRATION FEE
=========================================================================
                                   Proposed      Proposed
   Title of                        Maximum       Maximum       Amount
  Securities                       Offering     Aggregate        of
    to be          Amount to be   Price Per      Offering    Registra-
  Registered        Registered    Share (1)     Price (1)     tion Fee
=========================================================================
Common Stock,
$1.00 par value
per share
(including
Preferred Stock
Purchase Rights) 4,000,000 shares $34.65625    $138,625,000   $36,597
=========================================================================

(1) Solely for the purpose of calculating the registration fee in accord-ance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for December 16, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
=========================================================================

                               2 of 9

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PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this registration statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Annual Report on Form 10-K of Unocal Corporation ("Unocal") for the fiscal year ended December 31, 1998;

(b) The Quarterly Reports on Form 10-Q of Unocal for the fiscal quarters ended March 31, June 30 and September 30, 1999;

(c) Unocal's Current Reports on Form 8-K dated January 26 and 27,
    February 8, March 3, April 12, 15 and 28, May 14, July 6 and 27, September 29, October 26, November 30, and December 9 and 13, 1999;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

(e) The description of Unocal's Common Stock, $1.00 par value per share, including that of the associated Preferred Stock Purchase Rights ("Common Stock") set forth under the caption "Description of the Common Stock," included in the prospectus dated September 25, 1998, of Union Oil Company of California and Unocal (File Nos. 333-58415 and 333-58415-01). The descriptions of the 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust Convertible Preferred Securities"), the guarantee thereof by Unocal, and the 6 1/4% Convertible Junior Subordinated Debentures of Unocal (insofar as the rights thereof may materially limit or qualify the rights evidenced by, or amounts payable with respect to, the Common Stock) set forth under the captions "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the Prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust (File Nos. 333-09137 and 333-09137-
    01), as amended by Pre-Effective Amendment No. 1 thereto.

All documents filed by Unocal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                  3 of 9
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Item 5.  Interests of Named Experts and Counsel.

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for Unocal by Dennis P.R. Codon, Esq., Vice President, General Counsel and Chief Legal Officer of Unocal. As of December 15, 1999, Mr. Codon owned beneficially 27,729 shares of Common Stock. He also held options to purchase 195,808 shares of Common Stock at prices ranging from $32.8125 to $51.012, with expiration dates ranging from 2006 to 2009. Of these, an option to purchase 150,000 shares at the price of $51.012 is subject to certain conditions and has tandem limited stock appreciation rights attached for 79,500 shares at the price of $51.012. In addition, Mr. Codon held 16,000 performance share units, which could be paid out in up to 32,000 shares of Common Stock four years after their award dates, depending upon Unocal's total return to stockholders.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, Unocal has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 8.  Exhibits.

The Exhibit Index on page 7 of this registration statement lists the exhibits that are filed as part of this registration statement.

                              4 of 9
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Item 9.  Undertakings.

(a)The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (b) To reflect in the prospectus any facts or events
            arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the calculation of Registration Fee" table in the effective registration statement;

                (c) To include any material information with respect to
            the plan distribution not previously disclosed in this statement or any material change to such information in this registration statement;

            Provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 5 of 9
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        (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                6 of 9

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                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on December 20, 1999.

                                    UNOCAL CORPORATION


                                    By  /S/ JOE D. CECIL
                                      --------------------------
                                      Joe D. Cecil
                                      Vice President and Comptroller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

        SIGNATURE                    TITLE                    DATE
        ---------                    -----                    ----

   /S/ ROGER C. BEACH *         Chairman of the
--------------------------- Board of Directors and    December 20, 1999
      Roger C. Beach        Chief Executive Officer

  /S/ TIMOTHY H. LING *
--------------------------- Chief Financial Officer   December 20, 1999
     Timothy H. Ling

     /S/ JOE D. CECIL          Vice President and
---------------------------  Comptroller (Principal   December 20, 1999
       Joe D. Cecil           Accounting Officer)

  /S/ JOHN W. AMERMAN *
---------------------------         Director          December 20, 1999
     John W. Amerman

/S/ JOHN W. CREIGHTON, JR. *
---------------------------         Director          December 20, 1999
  John W. Creighton, Jr.

 /S/ FRANK C. HERRINGER *
---------------------------         Director          December 20, 1999
    Frank C. Herringer

                                    7 of 9

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 /S/ JOHN F. IMLE, JR. *
---------------------------         Director          December 20, 1999
    John F. Imle, Jr.

/S/ MARINA V.N. WHITMAN *
---------------------------         Director          December 20, 1999
   Marina v.N. Whitman

  /S/ KEVIN W. SHARER *
---------------------------         Director          December 20, 1999
     Kevin W. Sharer


---------------------------         Director
    James W. Crownover

   /S/ DONALD B. RICE *
---------------------------         Director          December 20, 1999
      Donald B. Rice


* By  /S/ JOE D. CECIL
    -----------------------
    Joe D. Cecil

Pursuant to the requirements of the Securities Act of 1933, the members of the Management Development and Compensation Committee who administer the 1998 Management Incentive Program, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, December 20, 1999.

                                    UNOCAL SAVINGS PLAN


                                    By  /S/ FRANK C. HERRINGER *
                                      ------------------------------
                                      Frank C. Herringer
                                      Member, Management Development
                                      and Compensation Committee


                                      * By  /S/ JOE D. CECIL
                                          -------------------------
                                           Joe D. Cecil

                            8 of 9

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                              EXHIBIT INDEX



EXHIBIT
NUMBER              EXHIBIT
-------             -------

  4.1 Restated Certificate of Incorporation of Unocal Corporation, dated October 1, 1999 (incorporated by reference to Exhibit 3.1 to Unocal's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, File No. 1-8483).

  4.2 Bylaws of Unocal, as amended to become effective January 1, 2000 (incorporated by reference to Exhibit 99 to Unocal's
        Current Report on Form 8-K dated December 9, 1999, File No. 1-
        08483).

  4.3 Rights Agreement, dated as of January 29, 1990, between Unocal and The Chase Manhattan Bank, as successor Rights Agent (incorporated by reference to Exhibit 1 to Unocal's Current Report on Form 8-K dated January 29, 1990, File No. 1-8483).

   5   Opinion of Dennis P.R. Codon, Esq., Vice President, Chief Legal
        Officer and General Counsel, of Unocal.

 23.1  Consent of PricewaterhouseCoopers LLP.

 23.2 Consent of Dennis P.R. Codon, Esq., Vice President, Chief Legal Officer and General Counsel of Unocal (included in Exhibit 5).

  24   Power of Attorney.

                                   9 of 9
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